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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Internet Pictures Corporation (formerly bamboo.com, Inc.) of our report dated January 25, 2000, except for Note 16, which is as of April 3, 2000 and Note 1, paragraph 2, which is as of May 2, 2000 relating to the financial statements of Picture Works Technology, Inc., which appear in the Registration Statement (No. 333-32680) on Form S-1 of Internet Pictures Corporation. We also consent to the references to us under the headings "Experts" in the Registration Statement (No. 333-32680) on Form S-1 of Internet Pictures Corporation.


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
June 26, 2000


                                Exhibit 23.4 - 1